UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Insignia Systems Inc.
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8799 Brooklyn Blvd., Minneapolis, MN 55445

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 21, 2014

TO THE SHAREHOLDERS OF INSIGNIA SYSTEMS, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Insignia Systems, Inc. (the “Company”), a Minnesota corporation, will be held on Wednesday, May 21, 2014, at 9:00 a.m., Central Time, at Insignia Systems, Inc., 8799 Brooklyn Blvd., Minneapolis, Minnesota for the following purposes:

1.              To elect as directors the six nominees named in the attached Proxy Statement to serve for a one—year term, and until their successors are elected;

2.              To approve an amendment to the Company’s 2013 Omnibus Stock and Incentive Plan to increase the number of shares reserved for issuance under the Plan from 250,000 to 900,000 shares;

3.              To approve, by non-binding vote, the Company’s executive compensation;

4.              To ratify the appointment of Baker Tilly Virchow Krause, LLP as the independent registered public accounting firm for the year ending December 31, 2014; and

5.              To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has set the close of business on March 26, 2014 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

All shareholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to vote by Internet, by telephone, or if the proxy materials were mailed to you, by completing, signing and mailing the enclosed proxy card.

By Order of the Board of Directors

John Gonsior
Secretary

April 7, 2014

Minneapolis, Minnesota

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS

FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 21, 2014

THE PROXY STATEMENT AND ANNUAL REPORT ARE AVAILABLE FREE OF CHARGE.

IN ORDER TO ACCESS THESE MATERIALS ON THE INTERNET, YOU MUST

ENTER YOUR CONTROL NUMBER THAT APPEARS ON YOUR NOTICE OF

AVAILABILITY OF PROXY MATERIALS AT:  https://www.proxyvote.com

PROXY STATEMENT

Annual Meeting of Shareholders

May 21, 2014

PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is furnished to the shareholders of Insignia Systems, Inc. in connection with the Board of Directors’ solicitation of proxies to be voted at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on May 21, 2014, and at any adjournment of the meeting.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting to be Held on May 21, 2014

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the “SEC”), we are furnishing our proxy materials on the Internet. “Proxy materials” means this Proxy Statement, our 2013 Annual Report and any amendments or updates to these documents. The Company mailed the Notice Regarding the Availability of Proxy Materials (“Notice of Internet Availability”) to shareholders on or about April 7, 2014. The Notice of Internet Availability contains instructions on how to access our Proxy Statement and Annual Report and how to vote via the Internet, by telephone or by mail.

What is the purpose of the Annual Meeting?

At our annual meeting, shareholders will vote on the following items of business:

1.              The election of six directors for the ensuing year and until their successors are elected;

2.              Approval of an amendment to the Company’s 2013 Omnibus Stock and Incentive Plan to increase the number of shares reserved for issuance under the Plan from 250,000 to 900,000 shares;

3.              Approval of, by non-binding vote, the Company’s executive compensation; and

4.              Ratification of the appointment of Baker Tilly Virchow Krause, LLP as our independent registered public accounting firm for the year ending December 31, 2014.

What are the board’s recommendations?

Our Board of Directors recommends that you vote:

•                  FOR election of the nominees for director (see Proposal Number One);

•                  FOR the amendment to increase the number of shares reserved for issuance under the 2013 Omnibus Stock and Incentive Plan from 250,000 shares to 900,000 shares (see Proposal Number Two);

•                  FOR the Company’s executive compensation (see Proposal Number Three); and

•                  FOR ratification of the appointment of Baker Tilly Virchow Krause, LLP as our independent auditors for the year ending December 31, 2014 (see Proposal Number Four).

Who is entitled to vote at the meeting?

As of the record date, March 26, 2014, there were 12,879,063 shares of common stock, par value $.01 per share outstanding and entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote. Only shareholders of record at the close of business on March 26, 2014, are entitled to vote at the Annual Meeting and at any continuation or adjournment thereof. The presence, in person or by proxy, including abstentions, of the holders of a majority of the shares of common stock entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business.

What is the difference between a “shareholder of record” and a shareholder who holds the stock in “street name”?

Shareholder of Record.  If your shares are registered directly in your name with our transfer agent, Wells Fargo Shareowner Services, you are considered, with respect to those shares, a “shareholder of record” (also known as a “registered shareholder”). The Notice of Internet Availability has been sent directly to you by us or our representative.

Beneficial Owner.  If your shares are held in a brokerage account or by another nominee, your shares are said to be held in “street name” and you are considered the beneficial owner of the shares. Technically, the bank or broker is the shareholder of record with respect to those shares. In this case, the Notice of Internet Availability has been forwarded to you by your broker, bank or other financial institution or its designated representative. Through this process, your bank or broker collects the voting instructions from all of their respective customers, including you, who hold our shares and then submits those votes to us.

In accordance with New York Stock Exchange (“NYSE”) rules, your broker is NOT able to vote your shares with respect to the election of directors (Proposal One), approval of the amendment to increase shares for the 2013 Omnibus Stock and Incentive Plan (Proposal Two) or the advisory vote on executive compensation (Proposal Three) unless you provide voting instructions to them.  We strongly encourage you to return your voting instruction form and exercise your right to vote.

How do I vote my shares?

If you are a shareholder who holds the stock in street name, you must vote your shares using the method provided by your broker, bank, trust or other designee, which is similar to the voting procedure for shareholders of record outlined below. You will receive a voting instruction form (not a proxy card) to use to direct your broker, bank, trust or other designee how to vote your shares.

If you are a shareholder of record, you can submit a proxy to be voted at the meeting in the following ways:

Vote By Internet:  To vote over the internet, go to www.proxyvote.com. You must enter your Control Number that appears on your Notice of Internet Availability or proxy card that was mailed to you and follow the instructions. The steps have been designed to authenticate your identity, allow you to give voting instructions, and confirm that those instructions have been recorded properly.

Vote By Telephone:  To vote over the telephone, call the toll free number on the Notice of Internet Availability that was mailed to you. You must enter your Control Number that appears on your Notice of Internet Availability or proxy card and then follow the instructions. The steps have been designed to authenticate your identity, allow you to give voting instructions, and confirm that those instructions have been recorded properly.

Vote By Mail:  You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. Mark, sign, date and return the proxy card in the postage-paid envelope provided.

Vote In Person:  If you choose to vote your shares in person at the meeting, you must request a “legal proxy.” To do so, please follow the instructions at www.proxyvote.com or request a paper copy of the materials, which will contain the appropriate instructions. You may also request a paper or email copy of the documents by calling 1-800-579-1639 or email your request to: sendmaterial@proxyvote.com.

Any proxy may be revoked at any time before it is voted by written notice, mailed or delivered to the Secretary of the Company, or by revocation in person at the Annual Meeting. If not so revoked, the shares represented by such proxy will be voted in the manner directed by the shareholder. If no direction is made, signed proxies received from shareholders will be voted “for” the proposals set forth in the Notice of Annual Meeting of Shareholders.

How many shares must be present to hold the meeting?

Under Minnesota law and our Bylaws, a majority of the voting power of the shares entitled to vote at the Annual Meeting represent a quorum for the transaction of business. Votes cast by proxy or in person at the Annual Meeting will be tabulated at the Annual Meeting to determine whether or not a quorum is present. Abstentions will be treated as unvoted for purposes of determining the approval of the matter submitted to the shareholders for a vote but will be counted in determining whether a quorum is present at the meeting. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

How many votes are required to approve the proposals?

In general, each item of business properly presented at a meeting of shareholders at which a quorum is present must be approved by the vote of the holders of a majority of the shares present, in person or by proxy, and entitled to vote on that item of business. Under Minnesota law, however, directors are elected by the affirmative vote of the holders of a plurality of the shares present and entitled to vote.

What is the effect of not casting my vote by instructing my bank or broker about how to vote my shares?

If you are a shareholder of record, and you do not cast your vote, no votes will be cast on your behalf on any proposals at the Annual Meeting.

As previously noted, if you hold your shares in street name, your bank or broker of record cannot vote your uninstructed shares for Proposals One, Two or Three in its discretion. Therefore, if you hold your shares in street name and you do not instruct your bank or broker how to vote, no votes will be cast on your behalf on those proposals.

Your bank or broker continues, however, to have discretion to vote any uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal Number Four).

Who pays for the cost of proxy preparation and solicitation?

All expenses in connection with solicitation of proxies will be borne by the Company. The Company will pay brokers, nominees, fiduciaries, or other custodians their reasonable expenses for sending proxy material to, and obtaining instructions from, persons for whom they hold stock of the Company. The Company expects to solicit proxies by mail, but directors, officers, and other employees of the Company may also solicit in person, by telephone or by mail.

CORPORATE GOVERNANCE AND BOARD MATTERS

The business and affairs of the Company are conducted under the direction of the Board of Directors in accordance with the Company’s Articles of Incorporation and Bylaws, the Minnesota Business Corporations Act, federal securities laws and regulations, applicable NASDAQ listing standards, Board of Directors committee charters and the Company’s Code of Ethics. Members of the Board of Directors are informed of the Company’s business through discussions with management, by reviewing Board of Directors meeting materials provided to them and by participating in meetings of the Board of Directors and its committees, among other activities. Our corporate governance practices are summarized below.

Election to the Board of Directors

All of the Company’s directors are elected annually. Our Bylaws provide that the Board of Directors shall consist of between two and no more than seven members, as designated by resolution of the Board of Directors from time to time. Pursuant to the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has set the size of the Board of Directors to be elected at the 2014 Annual Meeting at six.

Majority Independent Board

The listing standards of the NASDAQ Capital Market (“NASDAQ Listing Standards”) require that a majority of our Board be “independent” as that term is defined in the listing standards. Six of our seven current Board members are “independent” as defined by NASDAQ. Our current independent directors are: David L. Boehnen, Edward A. Corcoran, Peter V. Derycz, Reid V. MacDonald, Gary L. Vars and Steven R. Zenz. Only Glen P. Dall, our President and Chief Executive Officer (“CEO”), is precluded from being considered independent under the NASDAQ Listing Standards because he is an executive officer of the Company. Additionally, Gordon F. Stofer, who served on the Board for part of 2013, was independent under the NASDAQ Listing Standards.

Meetings and Committees of the Board of Directors

Board Meetings; Attendance at Board and Annual Shareholder Meetings

The Board of Directors held four regular meetings and eight conference call meetings and took one written action without meeting during the 2013 fiscal year. Each director attended in excess of 90% of all meetings of the Board and committees of the Board on which he served. Each director also attended the 2013 Annual Meeting of Shareholders in their capacity as a director, except Mr. Stofer, who was out of the country at the time of the meeting. Directors are expected to attend substantially all of the meetings of the Board and the committees on which they serve, as well as the Annual Meeting of Shareholders, except for good cause. Directors who have excessive absences without good cause will not be nominated for re-election or, in extreme cases, will be asked to resign or be removed.

Independent Audit, Compensation and Nominating and Corporate Governance Committees

The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee.

Audit Committee.

Membership and Independence.  The members of the Audit Committee are:  Mr. Zenz (Chair), Mr. Boehnen and Mr. Derycz, each of whom is “independent” as that term is defined by the NASDAQ Listing Standards and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934.

Duties and Responsibilities.  The Audit Committee provides independent objective oversight of the Company’s financial reporting system. As part of its responsibilities, the Committee reviews and evaluates significant matters relating to the annual audit and the internal controls of the Company, reviews the scope and results of annual independent audits by, and the recommendations of, the Company’s independent auditors, reviews the independent auditor’s qualifications and independence and approves additional services to be provided by the auditors. The Audit Committee is solely responsible for appointing, setting the compensation of and evaluating the independent auditors.

In addition, the Committee: (i) meets separately with management and the independent auditors on a periodic basis; (ii) receives the independent auditors’ report on all critical accounting policies and practices and other written communications; (iii) reviews management’s statements concerning its assessment of the effectiveness of internal controls and the independent auditors’ report on such statements, as applicable; and (iv) reviews and discusses with management and the independent auditors the Company’s interim and annual financial statements and disclosures (including Management’s Discussion and Analysis) in its Quarterly Reports on Form 10-Q and Annual Report on

Form 10-K and the results of the quarterly financial reviews and the annual audit. The Committee has direct access to the Company’s independent auditors.  The Committee also reviews and approves all related-party transactions.

The foregoing is a general summary of the Committee’s duties and activities. The Audit Committee operates pursuant to a written charter, which is available on the Investor Relations section of the Company’s website at www.inisigniasystems.com. This charter further describes the role of the Audit Committee in overseeing the Company’s financial reporting process. References to the Company’s website are for informational purposes and are not intended to, and do not, incorporate information found on the website into this Proxy Statement.

Committee Meetings.  The Committee held three regular meetings and three conference calls during 2013. In addition to fulfillment of the Committee’s regular duties and responsibilities, these meetings were designed to facilitate and encourage private communication between the Audit Committee and the Company’s independent auditors. Please refer to the Report of the Audit Committee in this Proxy Statement in the Audit Committee Report section beginning on page 24.

Audit Committee Financial Expert.  Mr. Zenz has been designated by the Board as the Audit Committee’s financial expert, as that term is defined by the rules of the SEC. Through his extensive experience as a partner of the audit and advisory firm KPMG, he possesses: (i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; (iii) experience preparing, auditing, analyzing or evaluating financial statements with a breadth and level of complexity commensurate with those presented by the Company’s financial statements; (iv) an understanding of internal control over financial reporting; and (v) an understanding of audit committee functions.

Compensation Committee.

Membership and Independence.  The members of the Compensation Committee are Mr. MacDonald (Chair), Mr. Corcoran and Mr. Derycz, all of whom are “independent” as that term is defined by the NASDAQ Listing Standards, including the independence criteria specific to compensation committee members.

Duties and Responsibilities.  The Compensation Committee operates pursuant to a written charter, which is available on the Investor Relations section of the Company’s website at www.insigniasystems.com. The Committee’s main duties, as described in its charter, are: (i) to review and approve annual base salary and incentive compensation levels, employment agreements, and benefits of the Chief Executive Officer and other key executives; (ii) to review the performance of the Chief Executive Officer; (iii) to review and assess performance target goals established for bonus plans and determine if goals were achieved at the end of the plan year; (iv) to act as the administrative committee for the Company’s stock plans, and any other incentive plans established by the Company; (v) to consider and approve grants of incentive stock options, non-qualified stock options, restricted stock or any combination to any employee; and (vi) to oversee the filing of required compensation-related reports or disclosures in the Company’s SEC reports, proxy statement and other filings.

In pursuing its duties, the Committee has the authority to retain and has, from time to time, retained an outside compensation consultant to advise it on compensation matters. In 2013, the Committee retained Towers Watson to provide competitive market data relating to executive competitive pay levels and advice with respect to annual incentive plan design, equity compensation practices, and compensation of outside directors. The Committee also consults with the Chief Executive Officer and, from time to time, other senior management on compensation issues regarding the other executive officers.

Committee Meetings.  The Compensation Committee held three regular and four conference call meetings during the past fiscal year. The Committee also took one written action without meeting during the fiscal year.

Nominating and Corporate Governance Committee.

Membership and Independence.  The members of the Committee are Mr. Boehnen (Chair), Mr. Corcoran, Mr. MacDonald and Mr. Vars, each of whom is “independent” as that term is defined in the NASDAQ Listing Standards.

Duties and Responsibilities.  Among other duties, the Committee is responsible for nominating the slate of directors to be considered for election at the Company’s annual meeting of shareholders. In accordance with its committee charter, the Nominating and Corporate Governance Committee evaluates candidates for election as directors using the following criteria: education, reputation, experience, industry knowledge, independence, leadership qualities, personal integrity, diversity, and such other criteria as the Committee deems relevant. The Committee will consider candidates recommended by the Board, management, shareholders, and others. The charter authorizes the Committee to retain and pay advisors to assist it in identifying and evaluating candidates. For further information concerning the Committee’s duties and responsibilities please refer to the Committee’s charter, which is available in the Investor Relations section of the Company’s website at www.insigniasystems.com.

Policies Concerning Nomination Process.  Shareholders who wish to recommend candidates to the Nominating and Corporate Governance Committee should submit the names and qualifications of the candidates to the Committee at least 120 days before the date of the Company’s proxy statement for the previous year’s annual meeting. Submittals should be in writing and addressed to the Committee at the Company’s headquarters. Candidates recommended by shareholders will be evaluated by the Committee using the same criteria applicable to other candidates.

Committee Meetings.  The Committee held two regular meetings during the past fiscal year.

Other Corporate Governance Matters

Leadership Structure

From May 2012 until March 26, 2013, Mr. Drill served as the Chairman of the Board and as Chief Executive Officer. The Board separated the two roles on March 26, 2013, when Mr. Stofer was appointed as Chairman. On July 17, 2013, the Company appointed Mr. Dall as Chief Executive Officer, and Mr. Drill was appointed Senior Advisor. Upon Mr. Stofer’s retirement from the Board on August 19, 2013, Mr. Boehnen was appointed Chairman.

Our CEO and other executive management are responsible for setting the strategic direction of the Company and managing the day-to-day leadership and performance of the Company, while the Chairman provides guidance to the CEO and executive management, sets the agenda for meetings of the Board of Directors and presides over meetings of the full Board. The Board believes the current leadership structure strengthens the role of the Board in fulfilling its oversight responsibility and fiduciary duties to the Company’s shareholders while recognizing the day-to-day management direction of the Company by Mr. Dall and other executive management.

Board’s Role in Risk Oversight

The Company faces a number of risks, including financial, technological, operational, strategic and competitive risks. Management is responsible for the day-to-day management of risks we face, while the Board has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors ensures that the processes for identification, management and mitigation of risk by our management are adequate and functioning as designed.

Our Board is actively involved in overseeing risk management, and it exercises its oversight both through the full Board and through the three standing committees of the Board — the Audit, Compensation and Nominating and Corporate Governance Committees. The three standing committees exercise oversight of the risks within their areas of responsibility, as disclosed in the descriptions of each of the committees above and in the charters of each of the committees.

The Board and the three committees receive information used in fulfilling their oversight responsibilities through the Company’s executive officers and its advisors, including our legal counsel, our independent registered public accounting firm, and the compensation consultants we have engaged from time to time. At meetings of the Board, management makes presentations to the Board regarding our business strategy, operations, financial performance, fiscal year budgets, technology and other matters. Many of these presentations include information relating to the challenges and risks to our business and the Board and management actively engage in discussion on these topics. Each of the committees also receives reports from management regarding matters relevant to the work of that committee. These management reports are supplemented by information relating to risk from our advisors. Additionally, the Board receives reports by each committee chair regarding the committee’s considerations and actions. In this way, the Board also receives additional information regarding the risk oversight functions performed by each of these committees.

Shareholder Communications with the Board

Shareholders may send written communications to the Board or to any individual director at any time. Communications should be addressed to the Board or the individual director at the address of the Company’s headquarters. The Board may direct that all of such communications be screened by an employee of the Company for relevance. The Board will respond to shareholder communications when it deems a response to be appropriate.

Code of Ethics

The Board of Directors has adopted a Code of Ethics which applies to all of our employees, directors and contractors to promote the highest honest and ethical conduct and compliance with laws, regulations and Company policies. The Code of Ethics is available in the Investor Relations section of the Company’s website at www.insigniasystems.com.

Compensation of Non-Employee Directors

The following table summarizes the compensation of our non-employee directors for the year ended December 31, 2013.

Name	Fees Earned or Paid in Cash(1)		Stock Awards(2)	Option Awards(3)	Non-Equity Incentive Plan Compensation(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(5)	All Other Compensation	Total

David L. Boehnen	$48,000	(6)	$30,000	$—	$—	$—	$—	$78,000

Edward A. Corcoran	$16,500		$15,000	$—	$—	$—	$—	$31,500

Peter V. Derycz	$16,500		$15,000	$—	$—	$—	$—	$31,500

Reid V. MacDonald	$16,500		$15,000	$—	$—	$—	$—	$31,500

Gordon F. Stofer(7)	$14,500		$—	$—	$—	$—	$—	$14,500

Gary L. Vars (8)	$10,000		$15,000	$9,370	$—	$—	$—	$34,370

Steven R. Zenz(9)	$8,333		$15,000	$10,191	$—	$—	$—	$33,524

(1)         Reflects annual board retainer and fees for attending Board, committee and conference call meetings earned during 2013.

(2)         On December 12, 2013, the non-employee Boards were given a grant of unrestricted shares of the Company’s common stock worth $15,000 to each non-employee director and $30,000 for the non-employee Chair based on the closing price of the Company’s common stock on the date of grant. There were no annual stock option grants issued as compensation for non-employee Board members in 2013.

(3)         The Option Awards in the table above were granted pursuant to the Insignia Systems, Inc. 2013 Omnibus Stock and Incentive Plan. The dollar value of the non-qualified options shown represents the estimated grant date fair value in accordance with FASB ASC Topic 718 pursuant to the Black-Scholes option pricing model, which requires several significant judgments and assumptions. Please refer to Note 5, “Shareholders’ Equity,” to the Company’s financial statements in its Form 10-K for the year ended December 31, 2013, for information regarding the assumptions used to determine the fair value of options granted.  All options granted to the directors immediately vest upon grant. The aggregate number of option awards outstanding at December 31, 2013, for each director were as follows:  Mr. Boehnen - 34,700; Mr. Corcoran - 10,000; Mr. Derycz - 10,000; Mr. MacDonald - 10,000; Mr. Vars — 10,000; and Mr. Zenz - 10,000.

(4)         We do not maintain a non-equity incentive plan for members of the Board of Directors.

(5)         We do not maintain defined benefit or pension plans for members of the Board of Directors.

(6)         Mr. Boehnen also received $25,000 in fees for service as the Chair of a special committee of the Board.

(7)         Mr. Stofer retired from the Board of Directors effective August 19, 2013.

(8)         Mr. Vars joined the Board in August 2013 and received a pro-rated portion of the annual retainer and a 10,000 share stock option grant.

(9)         Mr. Zenz joined the Board in October 2013 and received a pro-rated portion of the annual retainer and a 10,000 share stock option grant.

Narrative Discussion of Compensation of Directors

During 2013, six non-employee directors received an annual retainer of $10,000 per year. Mr. Vars joined the Board in August 2013 and received a pro-rated portion of the annual retainer in the amount of $7,500. Mr. Zenz joined the Board in October 2013 and received a pro-rated portion of the annual retainer in the amount of $5,833. All outside directors also received $1,000 for each Board meeting ($250 for each conference call meeting) that they attended. In addition, the Chair of each committee received $1,000 for each meeting of the committee. Members of committees received $500 for each committee meeting attended in person on days separate from regular Board meetings. In addition, beginning in December 2012, Mr. Boehnen received a fee of $5,000 per month (not to exceed six months) to serve as Chair of a special Board committee.

The Company’s previous Board of Directors compensatory arrangement called for each non-employee director to also receive an annual fully-vested stock option to acquire 5,000 shares of the Company’s common stock. The annual stock option grant was eliminated in 2013 and replaced with an annual grant of unrestricted shares of the Company’s common stock equivalent to $15,000 to each non-employee director. The non-employee Chair received an amount of unrestricted shares equivalent to $30,000 annually. These equity grants were made on December 12, 2013 pursuant to the 2013 Omnibus Stock and Incentive Plan. Each non-employee director was granted 5,576 vested shares, and the non-employee Chair was granted 11,152 vested shares, based on a closing price of $2.69 for the Company’s common stock on the date of grant.

PROPOSAL NUMBER ONE — ELECTION OF DIRECTORS

Nominations

The Board of Directors believes it is important that the Board be comprised of members whose collective judgment, experience, qualifications, attributes and skills ensure that the Board will be able to fulfill its responsibilities to see that the Company is governed in a manner consistent with the interests of the shareholders of the Company and in compliance with applicable laws, regulations, rules and orders, and to satisfy its oversight responsibilities effectively.

Composition

In determining the nominees to be recommended for election to the Board, the Nominating and Corporate Governance Committee evaluates the current Board’s composition, identifies the characteristics of the current Board and any required skills, experience and knowledge. The Committee evaluates the existing members of the Board and qualified candidates, if any, for service on the Board. The Committee then makes recommendations to the Board as to the slate of directors to be nominated for election at the annual shareholders’ meeting.

When identifying and evaluating candidates for director, the Nominating and Corporate Governance Committee considers the general and specific qualifications, experience and characteristics which may have been approved by the Board or determined by the Committee from time to time including qualifications reflecting the individual’s integrity, reputation, education, experience, industry knowledge, leadership qualities and independence. The Nominating and Corporate Governance Committee also considers diversity in a broad sense when evaluating a director nominee, taking into account various factors, including but not limited to, differences of viewpoint, professional experience, education, skill, race, gender and national origin.

When considering whether directors and nominees have the requisite judgment, experience, qualifications, attributes and skills, taken as a whole, to enable the Board of Directors to fulfill its responsibilities to ensure that the Company is governed in a manner consistent with the interests of the Company’s shareholders, the Nominating and Corporate Governance Committee and the Board of Directors focused primarily on the information discussed in each of the directors’ individual biographies set forth below.

Nominee Qualifications and Independence

The Nominating and Corporate Governance Committee has nominated six of the seven current members of the Board for re-election for a term of one year until their successors are elected and qualified and subject to prior death, resignation, retirement or removal from office. Due to the Board’s adoption of a policy in March 2014 that limits a director’s service on the Board to eight years, Mr. Derycz will not stand for re-election. All of the nominees have consented to serve if elected. As noted previously, five of the nominees are “independent” as that term is defined in the NASDAQ Listing Standards. Also as noted above, Mr. Dall is precluded from being considered “independent” because he is an executive officer of the Company.

The Nominating and Corporate Governance Committee has determined that each nominee is qualified to serve as a director based upon the criteria set forth in the Nominating and Corporate Governance Committee Charter. Information about each nominee, including biographical data for at least the last five years and the particular experience, qualifications, attributes or skills that led the Board to conclude that this person should serve as a director for the Company, follows. Should one or more of these nominees become unavailable to accept nomination or election as a director (which is not anticipated), the individuals named as proxies on the enclosed proxy card will vote the shares that they represent for the election of such other persons as the Board may recommend, or the Board may reduce the number of directors to be elected. Unless otherwise instructed by the shareholder, the proxy holders will vote the proxies received by them for the Company’s nominees named below.

Nominees and Nominee Attributes, Experience and Skills

David L. Boehnen, 67, Chairman of the Board, has been a member of the Board since December 2011 and became the Chairman of the Board on August 19, 2013. He is the Chair of the Nominating and Corporate Governance Committee and is a member of the Audit Committee. Mr. Boehnen is Of Counsel at the law firm of Dorsey & Whitney LLP, where he was a partner prior to joining SUPERVALU, Inc. in 1991. From 1997 through 2010, Mr. Boehnen served as Executive Vice President of SUPERVALU and was responsible for real estate and store development, corporate development, legal and government affairs. Mr. Boehnen retired from SUPERVALU in December 2010 and served as Senior Counselor to the CEO for one year thereafter. Mr. Boehnen holds an Artium Baccalaureatus degree in Government from the University of Notre Dame and a Juris Doctor degree with honors from Cornell University Law School. Mr. Boehnen’s extensive experience as an executive officer and leader in a publicly-held company in the grocery retail industry, an industry in which the Company conducts much of its business, provides an in-depth understanding of the business issues faced by the Company.

Edward A. Corcoran, 50, director, was appointed to the Board in August 2012 and also serves as a member of the Compensation and Nominating and Corporate Governance Committees. He is also a Director of Colliers Thailand, a franchise real estate advisory and brokerage firm. Since 2010, Mr. Corcoran has served in an investment and advisory capacity with Green Tech Overseas, a company involved in the green technology space of the waste management industry. From 2000 to 2010, Mr. Corcoran served as the Founder, President and COO of Modern Asia Environmental Holdings Inc., a regional waste management company located in Southeast Asia. Prior to 2000, Mr. Corcoran served in executive and senior operational positions in various subsidiaries of Waste Management Inc., both domestically and in Asia. Mr. Corcoran holds a Bachelor of Science degree in Civil Engineering from Northwestern University and a Master of Science degree in Management from the Kellogg Graduate School of Management at Northwestern University. Mr. Corcoran has significant operational and management experience as an executive and a manager in small to medium-sized businesses. This experience, coupled with his entrepreneurial experience, brings skills to the Board in the areas of financial and performance measurements and innovation.

Glen P. Dall, 52, has been the President and Chief Executive Officer and a member of the Board of Directors since July 17, 2013. Prior to his appointment to President and Chief Executive Officer, Mr. Dall had been the Company’s President and Chief Operating Officer since May 2012, Executive Vice President and Chief Operating Officer since March 2012 and the Vice President of Corporate Development since September 2009. For 19 years prior to joining the Company, Mr. Dall served in various roles at Valassis Communications, Inc., most recently as a Director of CPG Sales from October 2007 to September 2009. As our President and Chief Executive Officer, and with over 23 years of experience in the in-store advertising industry, Mr. Dall brings to our Board a deep knowledge of Insignia Systems, its operations and the in-store advertising industry. Mr. Dall also provides to the Board management’s views and perspectives on various matters.

Reid V. MacDonald, 66, director, has been a member of the Board since May 2007. He is also Chair of the Compensation Committee and a member of the Nominating and Corporate Governance Committee. Since 1982, Mr. MacDonald has been President and CEO of Faribault Foods, Inc., a privately-held processor and marketer of canned specialty products sold through its own brands, retailer private labels, and contracts with major food companies. He previously served in other capacities with Faribault Foods, Inc., beginning in 1974. Mr. MacDonald has served on numerous public and private company and non-profit boards over the course of his career, is the former Chairman of the Food Processors Association, and is on the Board and Executive Committee of the Grocery Manufacturers Association. Mr. MacDonald holds a Bachelor of Arts degree in English from Stanford University and a Juris Doctor from the University of Minnesota Law School. Mr. MacDonald’s 31 years as a chief executive officer of a company in the food processing/marketing industry provides knowledge and understanding of the consumer packaged goods industry, the industry representing the majority of our customer base. Mr. MacDonald’s management experience also brings to the Company practical expertise in general management issues as well as knowledge of trends in the food industry.

Gary L. Vars, 73, director, has been a member of the Board since August 2013. He is also a member of the Nominating and Corporate Governance Committee. Mr. Vars had previously been on the Company’s Board of Directors from 1999 to 2007 and was Chairman of the Board of Directors from March 2001 to March 2004. Mr. Vars retired as an employee and executive officer of the Company in January 2006. From December 2002 to January 2006, he held the position of President of the POPS Division. From September 1998 to December 2002, he

held the position of Executive Vice President and General Manager of the POPS Division. Prior to joining the Company in 1998, Mr. Vars spent 22 years as a marketing and business development consultant to Fortune 500 companies. From 1966 to 1976, Mr. Vars held various management positions at The Pillsbury Co., including Director of Marketing and New Product Development, Grocery Products Division. Mr. Vars’ experience brings to the Company deep expertise in our industry as well as an understanding of sales and marketing.

Steven R. Zenz, 60, director, has been a member of the Board since October 2013. He is also Chair of the Audit Committee. He is also a Director of NuAx, Inc., an early stage technology company. Mr. Zenz is a former partner of the audit and advisory firm KPMG, where served in various capacities in his 33 years with the firm, including partner in charge of the audit group and partner in charge of the firm’s SEC and technical accounting practices in KPMG’s Minneapolis, Minnesota and Des Moines, Iowa, offices as well as lead audit partner for many publicly-held company clients. Since 2011, Mr. Zenz has acted as a consultant on several merger and acquisition transactions providing advice on valuations, SEC filings, technical accounting and integration. Mr. Zenz’s deep financial expertise and SEC experience benefit the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” ELECTION OF THE SIX NOMINEES.

PROPOSAL NUMBER TWO —

AMENDMENT TO 2013 OMNIBUS STOCK AND INCENTIVE PLAN

General Information

On February 25, 2014, the Board of Directors adopted, subject to shareholder approval, an amendment to the Company’s 2013 Omnibus Stock and Incentive Plan (the “2013 Omnibus Plan”). The amendment provides for an increase in the total number of shares available under the 2013 Omnibus Plan from 250,000 shares to a total of 900,000 shares. The amendment does not modify the 2013 Omnibus Plan in any other respect.

As of March 26, 2014, there were 95,968 shares available for issuance under the 2013 Omnibus Plan. Additionally, as of March 26, 2014, there were options outstanding to purchase 115,000 shares under the 2013 Omnibus Plan. From its effectiveness on February 26, 2013 through March 26, 2014, 115,000 options have been granted, none of which have been exercised or cancelled, and 39,032 shares have been granted under the 2013 Omnibus Plan.

The amendment to the 2013 Omnibus Plan will enable the Company to continue to grant awards as needed to attract, retain and motivate employees and other service providers. The 2013 Omnibus Plan is intended to enhance the Company’s ability to provide key individuals with awards and incentives commensurate with their contributions and competitive with those offered by other employers, and to increase shareholder value by further aligning the interest of key individuals with the interests of the Company’s shareholders by providing an opportunity to benefit from stock price appreciation that generally accompanies improved financial performance. The Board of Directors believes that the Company’s long-term success is dependent upon the Company’s ability to attract, retain and motivate highly qualified individuals who, by virtue of their ability and qualification, make important contributions to the Company.

If our shareholders do not approve the proposed amendment, the 2013 Omnibus Plan will remain in effect as originally adopted. In that case, we would be limited to issuing no more than 250,000 shares of our common stock pursuant to awards made under the 2013 Omnibus Plan. In light of our pattern of share usage during recent years, we believe that the shares currently remaining available under the 2013 Omnibus Plan will likely be insufficient for planned award activity. In making this recommendation for the share reserve, the Compensation Committee considered several factors including historical award levels, future compensation levels and assumed fair value of award grants.

Summary Information about the Plan

The material terms of the 2013 Omnibus Plan, as proposed to be amended, are summarized below. The following summary is qualified in its entirety by reference to the full text of the 2013 Omnibus Plan as filed on Form 8-K dated May 22, 2013.

Administration and Eligibility

The Compensation Committee administers the 2013 Omnibus Plan and has full power and authority to determine when and to whom awards will be granted, and the type, amount, form of payment and other terms and conditions of each award, consistent with the provisions of the 2013 Omnibus Plan. In addition, the Compensation Committee can specify whether, and under what circumstances, awards to be received under the 2013 Omnibus Plan may be deferred automatically or at the election of either the holder of the award or the Compensation Committee, if any such deferral complies with or is exempt from Section 409A of the Internal Revenue Code (“Code”). Subject to the provisions of the 2013 Omnibus Plan, the Compensation Committee may amend or waive the terms and conditions, or accelerate the exercisability, of an outstanding award. The Compensation Committee has authority to interpret the 2013 Omnibus Plan and to establish rules and regulations for the administration of the 2013 Omnibus Plan.

Eligible recipients under the 2013 Omnibus Plan include any employee, officer, consultant, advisor or director providing services to us or to any of our affiliates, who is selected by the Compensation Committee of the Board. As of March 26, 2014, approximately 70 employees and six non-employee directors were eligible to participate in the 2013 Omnibus Plan.

Term of the 2013 Omnibus Plan

Unless discontinued or terminated by the Board, the 2013 Omnibus Plan will expire on February 26, 2023. No awards may be made after that date. However, unless otherwise expressly provided in an applicable award agreement, any award granted under the 2013 Omnibus Plan, and before expiration of the plan, may extend beyond the end of such period through the award’s normal expiration date.

Shares Available for Issuance under the 2013 Omnibus Plan

As proposed to be amended, the total number of shares of our common stock that may be issued under all equity-based awards made under the 2013 Omnibus Plan is 900,000. Certain awards under the 2013 Omnibus Plan are subject to further limitations as follows:

• In any single calendar year, no person may be granted under the 2013 Omnibus Plan any stock options, Stock Appreciation Rights (“SARs”) or other awards, the value of which is based solely on an increase in the value of our common stock after the date of grant of the award, that exceed 500,000 shares of common stock in the aggregate.

• In any single calendar year, the maximum aggregate amount payable under performance awards to any employee who is covered by Section 162(m) of the Code is $1,000,000 in value under the 2013 Omnibus Plan, whether paid in cash, shares or other property, with that dollar amount to increase after 2014 by 5% per year.

• During the ten-year term of the 2013 Omnibus Plan, the maximum number of shares of common stock that may be awarded in the form of grants of restricted stock, restricted stock units and other stock awards is 500,000.

• During the ten-year term of the 2013 Omnibus Plan, our non-employee directors, as a group, may not be granted awards in the aggregate of more than 25% of the shares of common stock available for awards under the 2013 Omnibus Plan.

• During the ten-year term of the 2013 Omnibus Plan, the maximum number of shares of common stock that may be awarded in the form of incentive stock option grants that are subject to the provisions of Section 422 or 424 of the Code is 5,000,000.

The Compensation Committee may adjust the number of shares of common stock and share limits described above in the case of a stock dividend or other distribution, including a stock split, merger or other similar corporate transaction or event, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided under the 2013 Omnibus Plan. Adjustments of such limits otherwise requires prior shareholder approval.

If any shares of our common stock subject to any award or to which an award relates are forfeited or are reacquired by us, or if any award terminates without the delivery of any shares, the shares previously set aside for such awards will be available for future awards under the 2013 Omnibus Plan.

Types of Awards Available under the 2013 Omnibus Plan

The 2013 Omnibus Plan permits the granting of:

• Stock options (including both incentive and non-qualified stock options);

• SARs;

• Restricted stock and restricted stock units;

• Performance awards of cash or stock; and

• Other stock grants.

Under the 2013 Omnibus Plan, awards may be granted alone, in addition to, in combination with or in substitution for, any other award granted under the 2013 Omnibus Plan or any of our other compensation plans. Awards can be granted for no cash consideration or for cash or other consideration as determined by the Compensation Committee or as required by applicable law. Awards may provide that upon the grant or exercise thereof, the holder will receive cash, shares of our common stock or other securities, or property, or any combination of these in a single payment, in installments or on a deferred basis.

The exercise price per share of common stock under any stock option and the grant price of any SAR may not be less than the fair market value of a share of common stock on the date of grant of such option or SAR.  Fair market value is generally defined in the plan as the closing price on the date of grant.  On March 26, 2014, the closing sale price of share of common stock on the NASDAQ Stock Market was $3.34. Determinations of fair market value under the 2013 Omnibus Plan will be made in accordance with methods and procedures established by the Compensation Committee and intended to comply with or be exempt from Section 409A of the Code. The term of awards will not be longer than ten years from the date of grant.

Stock Options. The holder of an option will be entitled to purchase a number of shares of our common stock at a specified exercise price during a specified time period, all as determined by the Compensation Committee. The option exercise price may be payable either in cash or, at the discretion of the Compensation Committee, in other securities or other property having a fair market value on the exercise date equal to the exercise price. Those securities may include shares of common stock already held by the person exercising the option or, in the case of a non-qualified option, shares to be received upon exercise of the option.

Stock Appreciation Rights. The holder of a SAR is entitled to receive the excess of the fair market value (calculated as of the exercise date or, at the Compensation Committee’s discretion, as of any time during a specified period before or after the exercise date) of a specified number of shares of our common stock over the grant price of the SAR. SARs vest and become exercisable in accordance with a vesting schedule established by the Compensation Committee.

Restricted Stock and Restricted Stock Units. The holder of restricted stock will own shares of our common stock subject to restrictions imposed by the Compensation Committee (including, for example, restrictions on the right to transfer or vote the restricted shares or to receive any dividends with respect to the shares) for a specified time period determined by the Compensation Committee. The holder of restricted stock units will have the right, subject to any restrictions imposed by the Compensation Committee, to receive shares of our common stock, or a cash payment equal to the fair market value of those shares, at some future date determined by the Compensation Committee. The vesting period for these awards shall be determined by the Compensation Committee in its discretion. The Compensation Committee also may permit accelerated vesting in the case of a participant’s death, disability or retirement, or a change in control of Insignia. If the participant’s employment or service terminates during the vesting period for any other reason, the restricted stock and restricted stock units will be forfeited, unless the Compensation Committee determines that it would be in our best interest to waive the remaining restrictions.

Performance Awards. Performance awards granted under the 2013 Omnibus Plan are intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, and to comply with or be exempt from Section 409A of the Code. Performance awards give participants the right to receive payments in cash, stock or property based solely upon the achievement of certain performance goals during a specified performance period. The Compensation Committee must designate all participants for each performance period, and establish performance goals and target awards for each participant no later than 90 days after the beginning of each performance period and within the parameters of Section 162(m) of the Code. Performance goals must be based solely on one or more of the following business criteria:

• Revenue;

• Cash flow;

• Gross profit;

• Earnings before interest and taxes;

• Earnings before interest, taxes, depreciation and amortization;

• Net earnings;

• Earnings per share;

• Margins, including gross profit, operating and net income margins;

• Returns, including return on assets, equity, investment, capital and revenue and total shareholder return;

• Stock price;

• Working capital;

• Market share;

• Cost reductions;

• Customer satisfaction;

• Completion of key projects; and

• Strategic plan development and implementation.

The measure of performance may be set by reference to an absolute standard or a comparison to specified companies or groups of companies, or other external measures, and may be applied at individual and/or organizational levels.

Other Stock Awards. The Compensation Committee may grant unrestricted shares of our common stock, subject to terms and conditions determined by the Compensation Committee and the 2013 Omnibus Plan limitations.

Change in Control

In the event of a Change in Control (as defined in the 2013 Omnibus Plan), the Compensation Committee may, on a participant-by-participant basis (i) cause any outstanding awards to become vested and immediately exercisable, in whole or in part; (ii) cause any outstanding option to become fully vested and immediately exercisable for a reasonable period in advance of the Change in Control and, to the extent not exercised prior to that change in control, cancel that option upon closing of the change in control; (iii) cancel any unvested award or unvested portion thereof, with or without consideration; (iv) cancel any award in exchange for a substitute award; (v) redeem any restricted stock or RSU for cash and/or other substitute consideration with value equal to the fair market value of an unrestricted share on the date of the change in control; (vi) cancel any option in exchange for cash and/or other substitute consideration with a value equal to: (A) the number of shares subject to that option, multiplied by the difference, if any, between the fair market value per share on the date of the Change in Control and the exercise price of that option; provided that if the fair market value per share on the date of the Change in Control does not exceed the exercise price of any such option, the Compensation Committee may cancel that option without any payment of consideration; and/or (vii) take such other action as the Compensation Committee determines to be reasonable under the circumstances; provided that the Compensation Committee may only use discretion to the extent permitted under Section 409A of the Code.

The Compensation Committee, in its sole discretion, has the authority to determine the application of the foregoing provisions.

Award Transfers Generally Prohibited

Unless otherwise provided by the 2013 Omnibus Plan, no award (other than shares of unrestricted stock) granted under the 2013 Omnibus Plan, and no right under any such award, will be transferable by a participant without consideration except by will or by the laws of descent and distribution.

Award Repricing Prohibited Without Prior Shareholder Approval

Without the approval of our shareholders, no option or SAR may be amended to reduce its initial exercise or grant price, and no option or SAR may be canceled and replaced with an option, SAR or other award having a lower exercise price, except in connection with a stock dividend or other distribution, including a stock split, merger or other similar corporate transaction or event, in order to prevent dilution or enlargement of the benefits, or potential benefits intended to be provided under the 2013 Omnibus Plan.

2013 Omnibus Plan Amendments; Award Amendments

The Board or the Compensation Committee may amend, alter, suspend, discontinue or terminate the 2013 Omnibus Plan at any time, except that prior shareholder approval will be required for any amendment to the 2013 Omnibus Plan required under applicable law, including the rules and regulations of the NASDAQ Stock Market.

Subject to the provisions of the 2013 Omnibus Plan or an award agreement, the Compensation Committee may not amend any outstanding award agreement without the participant’s consent, if the action would adversely affect the participant’s rights.

Federal Income Tax Consequences of Awards under the 2013 Omnibus Plan

The 2013 Omnibus Plan has been designed to meet the requirements of Section 162(m) of the Code regarding the deductibility of executive compensation and to minimize the risk of premature income taxes and related penalties on participating employees under Section 409A of the Code. The following description is a summary, and not a comprehensive description, of certain federal income tax consequences relating to awards that the Company may grant under the 2013 Omnibus Plan. The description does not address all tax consequences that may apply to an award or specific tax consequences that may apply to a participant who receives an award because of the participant’s individual circumstances. The description is based on current statutes, regulations, and interpretations, all of which are subject to change, and any change of which may have a significant effect on the following description. The description does not include state or local income tax consequences, which also may be significant.

Grant of Options and SARs. The grant of a stock option or SAR is not expected to result in any taxable income for the recipient.

Exercise of Options and SARs. When the holder of a non-qualified stock option exercises the option, the holder must recognize ordinary income equal to the excess of the fair market value of the shares of our common stock acquired on the date of exercise over the exercise price, and we will generally be entitled at that time to an income tax deduction for the same amount. The holder of an incentive stock option generally will have no taxable income upon exercising the option (except that an alternative minimum tax liability may arise), and we will not be entitled to an income tax deduction. Upon exercising a SAR, the amount of any cash received and the fair market value on the exercise date of any shares of our common stock received are taxable to the recipient as ordinary income and generally deductible by us.

Disposition of Shares Acquired Upon Exercise of Options and SARs. The tax consequence upon a person’s disposition of shares of common stock acquired through the exercise of an option or SAR will depend on how long the shares have been held, and whether the shares were acquired by exercising an incentive stock option or by exercising a non-qualified stock option or SAR. Generally, there will be no tax consequence to us in connection with a person’s disposition of shares of common stock acquired under an option or SAR, except that we may be entitled to an income tax deduction in the case of the disposition of shares acquired under an incentive stock option before the applicable incentive stock option holding periods set forth in the Code have been satisfied.

Awards Other Than Options and SARs. As to other awards granted under the 2013 Omnibus Plan that are payable either in cash or shares of our common stock that are either transferable or not subject to substantial risk of forfeiture, the holder of the award must recognize ordinary income equal to (a) the amount of cash received or, as applicable; (b) the excess of (i) the fair market value of the shares received (determined as of the date of receipt) over (ii) the amount (if any) paid for the shares by the holder of the award. We will generally be entitled at that time to an income tax deduction for the same amount.

As to an award that is payable in shares of our common stock that are restricted from transfer and subject to substantial risk of forfeiture, unless a special election is made by the holder of the award under the Code, the holder must recognize ordinary income equal to the excess of (i) the fair market value of the shares received (determined as of the first time the shares become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier) over (ii) the amount (if any) paid for the shares by the holder of the award. We will generally be entitled at that time to an income tax deduction for the same amount.

Our Income Tax Deduction. Subject to the usual rules concerning reasonable compensation, and assuming that, as expected, performance awards paid under the 2013 Omnibus Plan are “qualified performance-based compensation” within the meaning of Section 162(m) of the Code, we will generally be entitled to a corresponding income tax deduction at the time a participant recognizes ordinary income from awards made under the 2013 Omnibus Plan. However, we will not receive any income tax deduction when a participant recognizes capital gain income upon disposition of shares of common stock received pursuant to an incentive stock option or any other form of award.

Delivery of Shares for Tax Obligation. Under the 2013 Omnibus Plan, the Compensation Committee may permit participants receiving or exercising awards, subject to the discretion of the Compensation Committee and upon such terms and conditions as it may impose, to deliver to us shares of common stock (either shares received upon the receipt or exercise of the award, or shares previously owned by the holder of the option) to satisfy federal and state income tax obligations.

Section 162(m) of the Code.  Section 162(m) of the Code limits the federal income tax deductions a publicly held company can claim for compensation in excess of $1,000,000 paid to certain executive officers. “Qualified performance-based compensation” is not counted against the $1,000,000 deductibility limit. Under the 2013 Omnibus Plan, options or SARs granted with an exercise price at least equal to 100% of the fair market value of the underlying shares at the date of grant may satisfy the requirements for treatment as “qualified performance-based compensation.” In addition, awards that are conditioned upon achievement of certain performance goals may satisfy the requirements for treatment as “qualified performance-based compensation.” A number of other requirements must be met, however, in order for those awards to so qualify. Accordingly, there can be no assurance that awards under the 2013 Omnibus Plan will be fully deductible under all circumstances.

Section 409A of the Code. The Compensation Committee will administer and interpret the 2013 Omnibus Plan and all award agreements in a manner intended to satisfy the requirements of Section 409A of the Code, so as to minimize the risk of any adverse tax results thereunder to a holder of an award. If any provision of the 2013 Omnibus Plan or any award agreement would result in such adverse consequences, the Compensation Committee may amend that provision or take other reasonably necessary action to minimize the participants’ risk of any adverse tax results; no such action shall be deemed to impair or otherwise adversely affect the rights of a holder of an award under the 2013 Omnibus Plan.

Future Awards to be Granted under the 2013 Omnibus Plan

As of the date hereof, the Compensation Committee has not approved any awards in excess of the original share reserve under the 2013 Omnibus Plan and therefore has not approved awards in reliance on the proposed amendment to increase the share reserve. The number and types of awards that will be granted in the future under the 2013 Omnibus Plan are not determinable, as the Compensation Committee will make these determinations in its sole discretion.

Equity Compensation Plan Information

The following table presents certain information regarding our equity compensation plans, the 2003 Stock Plan, the 2013 Omnibus Plan and our Employee Stock Purchase Plan, as of December 31, 2013.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	1,251,442	(1)	$2.72	275,273	(2)

Equity compensation plans not approved by security holders	—		—	—
Total	1,251,442		$2.72	275,273

(1)         This number includes 115,000 options exercisable under the 2013 Omnibus Plan. The 2003 Stock Plan expired on February 24, 2013, but 1,136,442 options remain exercisable until their various vesting dates.

(2)         This number includes 179,305 shares available for issuance under our Employee Stock Purchase Plan. The Company maintains the Employee Stock Purchase Plan, pursuant to which eligible employees, including named executive officers, can contribute up to ten percent of their base pay per year to purchase shares of Common Stock.  The shares are issued by the Company at a price per share equal to 85% of market value on the first day of the offering period or the last day of the plan year, whichever is lower. This number also includes 95,968 shares available for issuance under the 2013 Omnibus Plan.

Registration with the Securities and Exchange Commission

The Company intends to file a Registration Statement on Form S-8 covering the issuance of the additional shares under the 2013 Omnibus Plan with the SEC pursuant to the Securities Act of 1933, as amended, as soon as is practicable after approval of the amendment to the 2013 Omnibus Plan by the Company’s shareholders.

Board Voting Recommendation; Vote Required

Upon the recommendation of the Compensation Committee, the Board approved an amendment to the Company’s 2013 Omnibus Stock and Incentive Plan to increase the number of shares reserved for issuance under the Plan from 250,000 to 900,000 shares, subject to shareholder approval. The affirmative vote of the holders of a majority of the voting power of the shares of our common stock present, in person or by proxy, and entitled to vote (excluding broker non-votes), is required to approve the amendment to the 2013 Omnibus Plan. Approval of the amendment at the Annual Meeting will also be deemed to include approval of the performance criteria upon which awards intended to be “performance-based compensation” under Section 162(m) of the Code may be made.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE 2013 OMNIBUS STOCK AND INCENTIVE PLAN.

PROPOSAL NUMBER THREE —

NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

Introduction

At the Annual Meeting on May 25, 2012, shareholders voted to cast advisory, non-binding votes on executive compensation on an annual basis. Accordingly, we are requesting this non-binding advisory vote on the executive compensation paid to our Named Executive Officers.

Effect of Vote

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act and SEC rules, the vote of the shareholders on this resolution is a “non-binding” advisory vote. The purpose of the vote is for the shareholders to give their opinion to the Board on the Company’s executive compensation. The Board is not required by law to take any action in response to the shareholder vote. However, the Board values the opinion of the shareholders, and the Board and the Compensation Committee will evaluate the results of the 2014 vote carefully when making future decisions regarding compensation of the Named Executive Officers.

Compensation Philosophy and Compensation of our Named Executive Officers

Our discussion of the authority and processes of the Compensation Committee and its committee charter beginning on page 5 of this Proxy Statement explains the responsibilities of our Compensation Committee. This summary and the Narrative Disclosure of Executive Compensation beginning on page 20 provide information concerning the compensation philosophy, plans and policies under which we paid the Named Executive Officers. As set forth in the Summary Compensation Table on page 19 and the Narrative Disclosure of Executive Compensation, our compensation policies and procedures are centered on a pay-for-performance philosophy and are strongly aligned with the long-term interests of our shareholders.

Given the pay-for-performance structure of our executive compensation program, the Compensation Committee and the Board believe that the compensation of our Named Executive Officers is reasonable and appropriate and justified by the performance of the Company in a challenging environment.

Form of Resolution

The shareholders are being asked at the Annual Meeting to vote “FOR” or “AGAINST” the following resolution:

“RESOLVED, that the holders of the Company’s common stock approve the compensation of the Company’s executives named in the Summary Compensation Table, as disclosed in the Company’s 2014 proxy statement pursuant to the compensation disclosure rules of the SEC (which disclosure includes the Executive Compensation tables and the related footnotes and the Narrative Disclosure of Executive Compensation following the Summary Compensation Table).”

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RESOLUTION APPROVING THE COMPANY’S EXECUTIVE COMPENSATION.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Officers

The following table sets forth certain information regarding our current executive officers:

Name	Age	Position
Glen P. Dall	52	President and Chief Executive Officer
John C. Gonsior	36	Vice President of Finance, Chief Financial Officer, Secretary and Treasurer

Glen P. Dall has been the President and Chief Executive Officer and a member of the Board of Directors since July 17, 2013. Prior to his appointment to President and Chief Executive Officer, Mr. Dall had been the Company’s President and Chief Operating Officer since May 2012, Executive Vice President and Chief Operating Officer since March 2012 and the Vice President of Corporate Development since September 2009. For 19 years prior to joining the Company, Mr. Dall served in various roles at Valassis Communications, Inc., most recently as a Director of CPG Sales from October 2007 to September 2009.

John C. Gonsior has been the Vice President of Finance, Chief Financial Officer and Treasurer since June 2011, and was appointed Secretary in February 2014. Prior to joining the Company, Mr. Gonsior spent his career in public accounting, most recently at Grant Thornton, LLP from 2006 to 2011 where his last position held was that of Senior Manager. Mr. Gonsior is a licensed CPA with extensive experience in financial reporting, internal controls and corporate tax.

Executive officers are elected annually by the Board of Directors and serve for a one-year period. There are no family relationships between any of the executive officers or directors of the Company.

Summary Compensation Table — Fiscal Years 2013 and 2012

The following table provides certain summary information concerning the compensation earned for services rendered in all capacities to Insignia Systems, Inc. during the fiscal years ended December 31, 2013 and 2012 by our President and Chief Executive Officer, our Vice President of Finance, Chief Financial Officer, Secretary and Treasurer, and our former Chief Executive Officer, together referred to as our Named Executive Officers (as that term is defined in the applicable regulations).

Name and Position	Year	Salary	Bonus(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
Glen P. Dall	2013	$278,594	$—	$62,541	$183,834	$20,710	$545,679
President and	2012	$257,000	$—	$48,872	$—	$29,400	$335,272
Chief Executive Officer

John C. Gonsior	2013	$190,526	$—	$33,732	$122,556	$—	$346,814
Vice President of Finance,	2012	$180,000	$—	$43,978	$—	$—	$223,978
Chief Financial Officer,
Secretary and Treasurer

Scott F. Drill(5)	2013	$158,100	$800,000	$—	$—	$19,820	$977,920
Former Chief Executive Officer	2012	$197,625	$800,000	$35,591	$—	$18,278	$1,051,494

(1)          Mr. Drill received the final installment of the award made to him in 2011 related to the settlement of the News America litigation.

(2)          The Option Awards granted in 2013 were granted pursuant to the 2013 Omnibus Plan.  The dollar value of the options shown represents the estimated grant date fair value in accordance with FASB ASC Topic 718 pursuant to the Black-Scholes option pricing model, which requires several significant judgments and assumptions. Please refer to Note 5, “Shareholders’ Equity” to the Company’s financial statements in its Form 10-K for the year ended December 31, 2013, for information regarding the assumptions used to determine the fair value of options granted.

(3)          Amounts under the Non-Equity Incentive Plan Compensation column were earned under the Executive Officer Incentive Bonus Plan for the years indicated and were paid out early in the following year.

(4)          All Other Compensation totals for Mr. Dall and Mr. Drill include amounts paid for annual auto allowance, taxable medical reimbursements and group term life insurance premiums. Mr. Dall’s total also includes a relocation allowance in 2012.

(5)          Mr. Drill served as our Chief Executive Officer until July 17, 2013, when he assumed the role of Senior Advisor.

Narrative Disclosure of Executive Compensation

The principal components of compensation for the Company’s Named Executive Officers are:  (i) base salary; (ii) non-equity incentive compensation in the form of an annual cash bonus under the Executive Officer Incentive Bonus Plan (“Executive Bonus Plan”); and (iii) long-term, equity-based incentive compensation in the form of stock options. These components of compensation are summarized below, followed by a description of each Named Executive Officer’s individual agreements with the Company and the compensation received thereunder.

Executive Officer Incentive Bonus Plan.

The Executive Bonus Plan provides that the executive officers are eligible to earn annual cash bonus payments if the Company meets pre-established POPS revenue and net income performance objectives. All of the Named Executive Officers were eligible to participate in the Executive Officer Bonus Plan in 2012; however, no payments were earned or made. In 2013, only Mr. Dall and Mr. Gonsior were eligible to earn payments under the Executive Officer Bonus Plan.

The POPS Revenue-Based Bonus was structured as follows for 2013:

Bonus Tier	Minimum POPS Revenue	Bonus as Percentage of Salary
Minimum	approximately 87% of target	7.0%
Plan	100% of target	12.0%
Exceed	approximately 109% of target	20.0%
Significantly Exceed	approximately 117% of target	40.0%

POPS revenue achieved in 2013 was 114% of target, resulting in a bonus payment for this component of the Executive Bonus Plan of 31% of base salary, or approximately $93,000 for Mr. Dall and approximately $62,000 for Mr. Gonsior.

The Corporate Operating Income-Based Bonus was structured as follows for 2013:

Bonus Tier	Minimum Corporate Operating Income	Bonus as Percentage of Salary
Minimum	40% of target	5.0%
Plan	100% of target	10.0%
Exceed	160% of target	20.0%
Significantly Exceed	200% of target	30.0%

Corporate operating income achieved in 2013 was 479% of target, resulting in a bonus payment for this component of the Executive Bonus Plan of 30% of base salary, or approximately $90,000 for Mr. Dall and approximately $60,000 for Mr. Gonsior.

Long-term, Equity-Based Incentive Compensation (Stock Options).

The Compensation Committee makes long-term equity-based awards to the executive officers in the form of stock options. The stock option grants allow the executives to purchase shares of Company stock at a price equal to the fair market value of the stock on the date of grant over a term of ten years. On August 21, 2013, the Company granted incentive stock options to purchase 60,000 and 35,000 shares, respectively to Messrs. Dall and Gonsior at an exercise price of $2.46 per share. The options were granted under the 2013 Omnibus Plan and will vest ratably in one-third increments on an annual basis over three years and will expire on August 21, 2023.

Severance and Change in Control Arrangements with Named Executive Officers.

Severance Benefits in the Event of Change in Control.  Mr. Drill, Mr. Dall and Mr. Gonsior each have a Change in Control Severance Agreement (“Change in Control Agreement”) with the Company generally calling for lump sum severance payments equal to two years’ base salary in effect prior to the Change in Control if their employment is terminated after the Change in Control. “Change in Control” is defined as a sale of all or substantially all of the assets of the Company, a merger in which the shareholders of the Company own less than 50% of the surviving entity, the acquisition of 40% or more of the Company’s outstanding stock by a single person or a group, or the election of a majority of the Company’s directors who consist of persons who were not nominated by the Company’s prior Board of Directors.

Drill Change in Control Agreement - Additional Terms.  In March 2013, the Company and Mr. Drill further amended Mr. Drill’s May 1, 2012, Amended Change in Control Agreement (collectively, “Drill Change in Control Agreement”). The Drill Change in Control Agreement provides that Mr. Drill will receive a change in control severance payment only in a Change in Control where News America or one of its affiliated companies is the acquiring entity. In the event of a qualifying Change in Control, Mr. Drill has the right to terminate his employment and receive a lump sum Change in Control payment equal to two times his base salary of $316,200 that was in effect immediately prior to a salary reduction in April 2012. Also under the Drill Change in Control Agreement, if the Company fails to satisfy the compensation terms of the March 2013 Agreement (described below), this amendment to his Change in Control Agreement will be null and void, and the terms and conditions of Mr. Drill’s Amended Change in Control Agreement dated May 1, 2012, will be in effect.

Dall and Gonsior Change in Control Arrangements - Additional Terms.  Unlike the Drill Change in Control Agreement, Mr. Dall’s and Mr. Gonsior’s Change in Control Agreements provide that, in addition to a Change in Control, a subsequent termination of employment without cause or a resignation for Good Reason must occur within two years following the Change in Control in order for the executive officers to receive benefits. “Good Reason” is defined in the agreement to include demotion, reduction in salary or benefits, relocation, and certain other events.

In addition, Mr. Dall and Mr. Gonsior may be entitled to additional payments in the event of a Change in Control. The 2013 Executive Bonus Plan provides that if there is a Change in Control of the Company, as that term is defined in Mr. Dall’s and Mr. Gonsior’s Change in Control Agreements, and subsequent triggering termination of employment, Mr. Dall and Mr. Gonsior would be eligible to receive certain lump sum distributions of incentive compensation. The amount of the lump sum distribution, if any, would be a pro-rata portion of the amount of bonus that would be paid if the year-to-date financial performance were extrapolated for the year based upon that information and the prospects for the balance of the fiscal year as determined by the Compensation Committee.

Employment Agreement with Drill.

Mr. Drill served as the Company’s CEO from 1998 until July 2013, when he took the position of Senior Advisor. In March 2013, Mr. Drill entered into an employment agreement (the “March 2013 Agreement”) with the Company, which generally provided that he will remain employed by the Company at his then-current annual base salary of $158,100 until December 31, 2014. In accordance with the March 2013 Agreement, Mr. Drill is no longer eligible for annual cash incentive payments or stock option grants.

Mr. Drill’s employment is subject to prior termination for cause. The March 2013 Agreement does not provide for a pre-determined severance arrangement, except for termination after a Change in Control as provided in the Drill

Change in Control Agreement effective in March 2013, and summarized in the Severance and Change in Control Arrangements with Named Executive Officers section above. Mr. Drill is not eligible, and waived and released the Company from, any other obligation, either formal or informal, to pay any severance at the end of his employment.

Executives’ Outstanding Equity Awards at Fiscal Year End

The following table sets forth summary information regarding the outstanding equity awards held by our Named Executive Officers at December 31, 2013.

	Option Awards(1)
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date

Glen P. Dall	08/31/2009	13,333	—	$3.79	08/31/2019
	05/26/2010	20,000	—	5.49	05/26/2020
	05/25/2011	13,334	6,666	4.22	05/25/2021
	08/23/2011	13,334	6,666	3.13	08/23/2021
	05/23/2012	6,667	13,333	1.74	05/23/2022
	12/04/2012	11,667	23,333	1.61	12/04/2022
	08/21/2013	—	60,000	2.46	08/21/2023

John C. Gonsior	08/23/2011	13,334	6,666	$3.13	08/23/2021
	05/23/2012	6,667	13,333	1.74	05/23/2022
	12/04/2012	10,000	20,000	1.61	12/04/2022
	08/21/2013	—	35,000	2.46	08/21/2023

Scott F. Drill	05/20/2009	13,333	—	$2.80	05/20/2019
	05/26/2010	20,000	—	5.49	05/26/2020
	05/25/2011	13,334	6,666	4.22	05/25/2021
	05/23/2012	—	13,333	1.74	05/23/2022
	12/04/2012	6,667	13,333	1.61	12/04/2022

(1)         Each option vests and becomes exercisable in three equal annual installments over the three-year period measured from the grant date, subject to continued employment with us on each vesting date.

Calculation of Potential Change in Control Payments

If a Change in Control and qualifying termination had occurred on December 31, 2013, the Named Executive Officers in the Summary Compensation Table would have received the approximate lump sum payments set forth in the following table.

Name	Payment Amount

Scott F. Drill(1)	$632,400
Glen P. Dall	$600,000
John C. Gonsior	$430,000

(1)         Effective with his March 26, 2013 employment agreement and amendment to his Change in Control Agreement, Mr. Drill is eligible for a lump sum payment only in the event of a qualifying Change in Control involving a single named company or any if its affiliated companies.

Tax and Accounting Implications

Deductibility of Executive Compensation

Section 162(m) of the Code limits deductions for certain executive compensation in excess of $1,000,000 in any given year. Since corporate objectives may not always be consistent with the requirements for full deductibility, our Compensation Committee is prepared, if it deems appropriate, to enter into compensation arrangements under which payments may not be deductible under section 162(m). The Committee will consider deductibility of executive compensation, but deductibility will not be the sole factor used by the Committee in ascertaining appropriate levels or modes of compensation. When it is feasible to do so, we will seek to maximize the deductibility for tax purposes of all elements of compensation under section 162(m). Certain types of compensation are deductible only if performance criteria are specified in detail and payments are contingent upon shareholder approval of the compensation arrangement.

PROPOSAL NUMBER FOUR — RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

While we are not required to do so, we are submitting the appointment of Baker Tilly Virchow Krause, LLP (“Baker Tilly”) as our independent registered public accounting firm for the year ending December 31, 2014, for ratification in order to ascertain the views of our shareholders on this appointment. If the appointment is not ratified by the shareholders, the Audit Committee will reconsider its selection. Baker Tilly has been the Company’s auditor since July 2011.

A representative of Baker Tilly is expected to be present at the Annual Meeting, and will be given the opportunity to make a statement and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF BAKER TILLY VIRCHOW KRAUSE, LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2014.

AUDIT INFORMATION

Fees Paid to Independent Registered Public Accounting Firm

The following table shows the fees for services rendered by Baker Tilly for the years ended December 31, 2013, and December 31, 2012, respectively.

	2013	2012
Audit Fees(1)	$111,000	$108,800
Audit-Related Fees(2)	9,800	9,500
Tax Fees(3)	1,375	23,300
All Other Fees	—	—
Total	$122,175	$141,600

(1)         Audit fees represent fees for professional services provided in connection with the audit of the Company’s financial statements, reviews of quarterly financial statements, and filings of registration statements related to shares reserved for issuance under the Company’s stock plans.

(2)         Audit-related fees represent fees for the audit of the Company’s 401(k) plan.

(3)         Tax fees represent fees for the preparation of tax filings and technical advice regarding various tax issues and various state sales and use tax consultations.

Audit Committee Pre-Approval Policy

The Company’s Audit Committee Charter states that before the principal accountant is engaged by the Company to render audit or non-audit services in any year, the engagement will be approved by the Company’s Audit Committee.  One hundred percent of the fees paid in 2013 and 2012 were pre-approved by the Company’s Audit Committee.

AUDIT COMMITTEE REPORT

The Audit Committee reviewed and discussed the 2013 audited financial statements with management and Baker Tilly Virchow Krause, LLP. Management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles. The discussions with Baker Tilly Virchow Krause, LLP also included the matters required by Public Company Auditing Oversight Board (PCAOB) Auditing Standard No. 16 (Communications with Audit Committees and Related Amendments to PCAOB Standards).

Baker Tilly Virchow Krause, LLP provided to the Audit Committee the written disclosures and the letter regarding its independence as required by PCAOB Rule 3526 (Communication with Audit Committees Concerning Independence). The Committee discussed with the independent auditors the auditors’ independence from management and the Company, and considered the compatibility of non-audit services with the auditors’ independence.

Based on the discussions with management and Baker Tilly Virchow Krause, LLP, the Audit Committee’s review of the representations of management and the report of Baker Tilly Virchow Krause, LLP, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, and filed with the SEC.

Submitted by the Audit Committee:

Steven R. Zenz, Chairman      David L. Boehnen      Peter V. Derycz

The preceding report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 (the “1933 Act”) or the Securities Exchange Act of 1934 (the “1934 Act”), except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the 1933 Act or the 1934 Act.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(1)         The following table presents information provided to the Company as to the beneficial ownership of common stock as of March 26, 2014, by: (i) persons known to the Company to hold 5% or more of such stock; (ii) each of the directors of the Company; (iii) each of the Named Executive Officers named in the Summary Compensation Table; and (iv) by all current officers and directors as a group. The address of each director and officer is 8799 Brooklyn Boulevard, Minneapolis, Minnesota 55445. Beneficial ownership includes shares available for purchase under options which are either currently exercisable or exercisable within 60 days after March 26, 2014. All shares beneficially owned by each person as of the record date were owned of record, and each person had sole voting power and sole investment power for all such shares beneficially held.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Shares

Shareholder
Bruce E. Hendry 100 Third Avenue South, #3104 Minneapolis, MN 55401-2727	1,138,302	(2)	8.7%

Directors and Executive Officers

Edward A. Corcoran**	408,365		3.2%

Glen P. Dall**	96,424		*

Scott F. Drill	60,000		*

John C. Gonsior**	54,911		*

Reid V. MacDonald**	49,576		*

David L. Boehnen**	39,286		*

Gary L. Vars**	16,576		*

Peter V. Derycz**	15,576		*

Steven R. Zenz**	15,576		*

All current directors and officers as a group (8 persons)	696,290	(12)	5.3%

*	Indicates less than one percent.
**	Currently serves as executive officer or director of Insignia Systems, Inc.
(1)	Includes the following shares subject to options exercisable within 60 days after March 26, 2014:

	Name	Shares	Name	Shares	Name	Shares
	Mr. Corcoran	10,000	Mr. MacDonald	10,000	Mr. Vars	10,000
	Mr. Dall	91,668	Mr. Gonsior	36,668	Mr. Derycz	10,000
	Mr. Drill	60,000	Mr. Boehnen	28,134	Mr. Zenz	10,000

(2)	Based on Schedule 13D/A filed with the SEC by Bruce F. Hendry on March 11, 2013.
(3)	Includes 206,470 shares subject to options.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who own more than 10% of our securities to file initial reports of ownership of those securities on Form 3 and reports of changes in ownership on Form 4 or Form 5 with the SEC. Specific due dates for these reports have been established by the SEC, and we are required to disclose in this Proxy Statement any failure to timely file the required reports by these dates. Based solely on our review of the copies of these reports received by us and written representations from our directors and executive officers, we believe that our directors and executive officers complied with all Section 16(a) filing requirements for the fiscal year ended December 31, 2013. The Company knows of no failures to file a report required under Section 16(a) of the Securities Exchange Act of 1934.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

The SEC has specific disclosure requirements covering certain types of transactions that we engage in with our directors, executive officers or other specified parties. The Company receives an informational questionnaire from each director, nominee for director, executive officer, and greater than five percent shareholder which contains information about related-party transactions between them and the Company. The Company’s Audit Committee Charter assigns to the Audit Committee the responsibility to review and approve all related-party transactions. The Audit Committee reviews each related-party transaction to determine that it is fair and reasonable to the Company, and that the price and other terms included in any transaction are comparable to the terms that would be included in an arms-length transaction between the Company and an unrelated third party.

During fiscal year 2013, we did not engage in any transaction, or series of similar transactions, to which we were a party, in which the amount involved exceeded the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years in which any of our directors, executive officers, nominees for election as a director, beneficial owners of more than 5% of our common stock or members of their immediate family had a direct or indirect material interest. We do not have any currently proposed transaction or series of similar transactions.

OTHER INFORMATION

Other Business

Management of the Company knows of no matters other than the foregoing to be brought before the Annual Meeting. However, the enclosed proxy gives discretionary authority in the event any additional matters should be presented.

2015 Shareholder Proposals

The proxy rules of the SEC permit shareholders, after timely notice to issuers, to present proposals for shareholder action in issuer proxy statements where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by issuer action in accordance with the proxy rules.  The Company’s next meeting of Shareholders (for the year ending December 31, 2014) is expected to be held on or about May 20, 2015 and proxy materials in connection with that meeting are expected to be available on or about April 6, 2015. Any shareholder proposals prepared in accordance with the proxy rules for inclusion in the Company’s proxy materials must be received by the Company on or before December 8, 2014.

In addition, SEC Rule 14a-4 governs the Company’s use of its discretionary proxy voting authority with respect to a shareholder proposal that is not submitted and included in the Company’s proxy statement pursuant to the above procedure. The Rule, as modified by the Company’s Bylaws, provides that if a proponent of a proposal fails to notify the Company not less than 60 days nor more than 90 days prior to the anniversary of the prior year’s annual meeting, then the Company will be allowed to use its discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement. With respect to the Company’s 2015 annual meeting of shareholders, if the Company is not provided notice of a shareholder proposal between February 20, 2015 and March 22, 2015, the Company will be allowed to use its discretionary voting authority.

ANNUAL REPORT/FORM 10-K

The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, is being provided to shareholders with this Proxy Statement.

By Order of the Board of Directors

John Gonsior
Secretary

Whether or not you plan to attend the meeting, vote your shares over the Internet or by telephone by following the instructions on the proxy notice, or, if the proxy materials were mailed to you, by completing, signing, dating and mailing the enclosed proxy card promptly in the envelope provided with the proxy card.

1. Election of Directors For Against Abstain 01 David L. Boehnen 02 Edward A. Corcoran 03 Glen P. Dall 04 Reid V. MacDonald 05 Gary L. Vars 06 Steven R. Zenz 0000204597_1 R1.0.0.51160 INSIGNIA SYSTEMS, INC. ATTN: JOYCE KOBILKA 8799 BROOKLYN BLVD. MINNEAPOLIS, MN 55445 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY The Board of Directors recommends you vote FOR the following: The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain 3. To approve, by non-binding vote, the Company's executive compensation. 4. To ratify the appointment of Baker Tilly Virchow Krause, LLP as the independent registered public accounting firm for the year ending December 31, 2014. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. For Against Abstain 2. To approve an amendment to the Company's 2013 Omnibus Stock and Incentive Plan to increase the number of shares reserved for issuance under the Plan from 250,000 to 900,000 shares. For address change/comments, mark here. (see reverse for instructions) Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com . INSIGNIA SYSTEMS, INC. Annual Meeting of Shareholders May 21, 2014 9:00 AM CDT This proxy is solicited by the Board of Directors The shareholders hereby appoint Glen P. Dall and John C. Gonsior, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of INSIGNIA SYSTEMS, INC. that the shareholders are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 AM, CDT on May 21, 2014, at Insignia Systems, Inc., 8799 Brooklyn Blvd., Minneapolis, MN 55445, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Address change/comments: (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side